American High-Income Trust
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$302,111
Class B	$27,654
Class C	$28,877
Class F	$26,685
Total	$385,327
Class 529-A	$2857
Class 529-B	$559
Class 529-C	$1,190
Class 529-E	$167
Class 529-F	$124
Class R-1	$230
Class R-2	$2,920
Class R-3	$3,738
Class R-4	$1,972
Class R-5	$2,871
Total	$16,628

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4907
Class B	$0.4443
Class C	$0.4418
Class F	$0.4892
Class 529-A	$0.4870
Class 529-B	$0.4368
Class 529-C	$0.4374
Class 529-E	$0.4695
Class 529-F	$0.4993
Class R-1	$0.4393
Class R-2	$0.4407
Class R-3	$0.4646
Class R-4	$0.4869
Class R-5	$0.5049

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	631,366
Class B	61,954
Class C	66,398
Class F	57,449
Total	817,167
Class 529-A	6,449
Class 529-B	1,324
Class 529-C	2,909
Class 529-E	381
Class 529-F	275
Class R-1	587
Class R-2	7,420
Class R-3	8,787
Class R-4	4,769
Class R-5	6,283
Total	39,184

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$12.29
Class B	$12.29
Class C	$12.29
Class F	$12.29
Class 529-A	$12.29
Class 529-B	$12.29
Class 529-C	$12.29
Class 529-E	$12.29
Class 529-F	$12.29
Class R-1	$12.29
Class R-2	$12.29
Class R-3	$12.29
Class R-4	$12.29
Class R-5	$12.29